As filed with the Securities and Exchange Commission on August 17, 1998
                                                         Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          ------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                          ------------------------


                      GREAT LAKES CHEMICAL CORPORATION
           (Exact name of registrant as specified in its charter)

                          ------------------------


           DELAWARE                                  95-1765035
   (State of incorporation)            (I.R.S. employer identification number)

                         ONE GREAT LAKES BOULEVARD
                               P.O. BOX 2200
                          WEST LAFAYETTE, INDIANA
                                 47906-0200
        (Address of principal executive offices, including zip code)

                        1998 STOCK COMPENSATION PLAN
                                    AND
   STOCK OPTION AGREEMENT BY AND BETWEEN GREAT LAKES CHEMICAL CORPORATION
                              AND MARK BULRISS
                         (FULL TITLE OF THE PLANS)

                         RICHARD R. FERGUSON, ESQ.
                        VICE PRESIDENT AND TREASURER
                         ONE GREAT LAKES BOULEVARD
                               P.O. BOX 2200
                          WEST LAFAYETTE, INDIANA
                                 47996-2200
                               (765) 497-6100
(Name, address and telephone number, including area code, of agent for service)
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                             CALCULATION OF REGISTRATION FEE

                                           Proposed Maximum   Proposed Maximum     Amount of
  Title of Securities      Amount to be     Offering Price   Aggregate Offering   Registration
    to be Registered       Registered(1)   per Share (2)(3)       Price (3)         Fee (4)

    Common Stock,            2,950,000          $39.53        $116,617,187.00     $34,402.07
    par value $1.00 per
    share


(1) Amount includes 2,250,000 shares of common stock under the 1998 Stock Compensation Plan and 700,000 shares of common stock under the Stock Option Agreement by and between Great Lakes Chemical Corporation and Mark Bulriss.

(2) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sales prices of Registrant's Common Stock on the New York Stock Exchange, Inc. on August 11, 1998.

(3) Estimated solely for the purpose of calculating the registration fee.

(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.



                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    (2) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

    (3) The Company's Current Report on Form 8-K, filed on June 5, 1998.

    (4) The Company's description of its common stock contained in Item 4 of its Form S-8 Registration Statement (No. 33-57589).

    All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify a person against expenses and certain liabilities incurred by him in connection with any proceeding in which he is involved by reason of his being or having been a director, officer, employee or agent of the corporation or its affiliates. Further, Article Ninth of the Company's Certificate of Incorporation and Article VII of its By-Laws provide for indemnification, to the full extent permitted by the DGCL, of the Company's directors and officers. The Company maintains so-called "D & O" liability insurance coverage, insuring it against loss resulting from discharge of such liabilities against which they cannot be indemnified by the Company (subject to certain exclusions). Reference is made to clause (e) under Item 9 below with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, required or permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.     EXHIBITS.

    A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.     UNDERTAKINGS.

    The undersigned Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of West Lafayette, State of Indiana, on this 17th day of August, 1998.

                              GREAT LAKES CHEMICAL CORPORATION


                              By: /s/ Richard R. Ferguson
                                  --------------------------------
                                      Richard R. Ferguson
                                      Vice President and Treasurer

            Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the date set out opposite his or her name:

SIGNATURE AND NAME            CAPACITY                      DATE


/s/ Mark P. Bulriss           President, Chief Executive   8/14/1998
-------------------           Officer and Director         ---------
Mark P. Bulriss                                              Date


/s/ Mark Tomkins              Vice President, and          8/14/1998
-------------------           Chief Financial Officer      ---------
Mark Tomkins                                                 Date


/s/ Robert J. Smith           Vice President and Controll  8/14/1998
-------------------                                        ---------
Robert J. Smith                                              Date

                     Evan Bayh              Director
                     Thomas M. Fulton       Director
                     Martin N. Hale         Director
                     Louis E. Lataif        Director
                     Richard H. Leet        Director
                     Robert B. McDonald     Director
                     Mack G. Nichols        Director
                     Jay D. Proops          Director



            The undersigned Richard R. Ferguson hereby executes this Registration Statement on behalf of each of the directors of Registrant whose names are listed above, pursuant to a power of attorney executed by each of said directors and filed with the Securities and Exchange
Commission as a part of the Registration Statement.


By: /s/ Richard R. Ferguson               8/14/1998
   ------------------------               ---------
        Richard R. Ferguson                 Date
        Attorney in Fact


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                            EXHIBIT INDEX

Exhibit No.     Description of Exhibits

3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

3.2 By-laws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.1             Form of certificate representing shares of Common Stock.

5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

23.1            Consent of Ernst & Young, LLP, independent auditors.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

24              Powers of Attorney.

99.1            1998 Stock Compensation Plan.

99.2 Stock Option Agreement by and between Great Lakes Chemical Corporation and Mark Bulriss (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).


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